In Inter terna nal l Us Use e O Onl nly y – – Pr Pri ivi vil leged eged an and d Co Confident nfidenti ial al Dr Draft aft – – S Sub ubj ject ect to to Mater Materi ial al Chan Change ge – – Fo For r Disc Discus uss si ion on Pur Purpos poses es O Onl nly y Exhibit (c)(3)(C) VALUATION UPDATE MATERIALS September 2022

Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only Commodity Price Comparison NYMEX Strip Pricing as of September 13, 2022 vs. May 24, 2022 and August 30, 2022 WTI ($/Bbl) $120 $110 $100 $90 $80 $70 $60 Oct-22 Nov-23 Nov-24 Dec-25 Dec-26 Range (5/24-9/13) 5/24 Strip 8/30 Strip 9/13 Strip Henry Hub ($/MMBtu) $10 $9 $8 $7 $6 $5 $4 $3 $2 $1 $-- Oct-22 Nov-23 Nov-24 Dec-25 Dec-26 Range (5/24-9/13) 5/24 Strip 8/30 Strip 9/13 Strip 1 Note: Market data as of September 13, 2022. Source: Alpha Management, FactSet.

Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only Commodity Price Comparison (cont’d) WTI Strip Price ($/Bbl) HH Strip Price ($/MMBtu) 2H22 2023E 2024E 2025E 2026E 2H22 2023E 2024E 2025E 2026E (1) 5/24/22 Strip $100.50 $88.62 $80.14 $74.52 $70.81 $8.81 $5.87 $4.49 $4.17 $4.20 (1) 8/30/22 Strip $93.58 $85.18 $77.05 $71.17 $66.70 $8.82 $6.61 $5.28 $4.92 $4.82 Delta ($) ($6.92) ($3.44) ($3.10) ($3.35) ($4.11) $0.00 $0.74 $0.79 $0.75 $0.62 Delta (%) (6.9%) (3.9%) (3.9%) (4.5%) (5.8%) 0.0% 12.7% 17.7% 18.0% 14.7% 2H22 2023E 2024E 2025E 2026E 2H22 2023E 2024E 2025E 2026E (1) 8/30/22 Strip $93.58 $85.18 $77.05 $71.17 $66.70 $8.82 $6.61 $5.28 $4.92 $4.82 9/13/22 Strip $90.35 $81.81 $75.26 $70.49 $66.88 $8.27 $6.21 $5.12 $4.93 $4.90 Delta ($) ($3.23) ($3.38) ($1.79) ($0.68) $0.18 ($0.54) ($0.41) ($0.16) $0.02 $0.09 Delta (%) (3.4%) (4.0%) (2.3%) (1.0%) 0.3% (6.1%) (6.1%) (3.1%) 0.3% 1.8% Note: Market data as of September 13, 2022. 2 (1) Reflects commodity prices as provided by Alpha management. Source: Alpha Management, FactSet.

Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only Price Performance Prior to Offer Price Performance Since January 2, 2014 (Indexed to Alpha) $85 Correlation to WTI $80 Time Period Correlation (r) 0.923 $75 1-Year 3-Year 0.945 $70 WTI Spot: $120.92; 5-Year 0.752 +27% $65 Since 1/2/14 0.764 Alpha: $64.50; +20% $60 $55 $53.88 $95.14 $50 $45 $40 $35 $30 $25 $20 $15 $10 $5 $-- Jan-14 Sep-15 May-17 Jan-19 Oct-20 Jun-22 Alpha WTI Spot 3 Note: Market data as of June 13, 2022. Source: FactSet, company disclosure. Share Price ($) | Indexed to Alpha

Volume ('000s) Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only Price Performance Since Offer Price Performance Since June 13, 2022 (Peers Indexed to Alpha) $75 15,000 $70 Alpha: $69.73; +8% $65 $64.50 $120.92 $60 12,000 XOP: (7%) Peers: (7%) $55 $50 WTI Spot: $87.55; (28%) $45 Alpha Price VWAP 9,000 Current Price (9/13/22): $69.73 Perf. Min Max $/sh. Current vs. $40 10-Day (0.4%) $68.35 $70.88 $69.41 0.5% 30-Day 2.8% $65.09 $72.31 $68.98 1.1% Post Announcement 8.1% $62.96 $74.22 $67.81 2.8% $35 Correlation to WTI Time Period Correlation (r) $30 6,000 10-Day 0.477 30-Day 0.085 $25 (0.221) Since Annoncement $20 $15 3,000 $10 $5 $-- -- Jun-22 Jul-22 Jul-22 Aug-22 Aug-22 Sep-22 (1) Volume Alpha Peers XOP WTI Oil Note: Market data as of September 13, 2022. 4 (1) Reflects average of peer index. Peers includes APA, CTRA, DVN, EOG, FANG, HES, MRO, OVV, and PXD. Source: FactSet, company disclosure. Share Price ($) | Indexed to Alpha

Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only Preliminary Illustrative Valuation Summary | Then vs. Now Unlevered DCF Alpha Management NAV (Unadjusted) Cash Flow Metrics ($bn) ($/sh.) ($/sh.) (1) Low: Mid : High: PDP PV10 PDP PV10 PDP PV10 PDP PV10 WACC: WACC: WACC: PUD PV10 PUD PV10 PUD PV15 PUD PV20 2022E 2023E 2022E 2023E (2) (2) 11.50% 10.50% 9.75% PROB PV10 PROB PV15 PROB PV20 PROB PV25 EBITDAX EBITDAX FCF FCF Mult: 3.50x Mult: 4.00x Mult: 5.00x POSS PV10 POSS PV20 POSS PV25 POSS PV30 5/24 Strip $54.31 $62.82 $77.70 $83.92 $65.54 $53.32 $45.30 $8.40 $7.98 $4.24 $3.57 8/30 Strip $53.11 $61.52 $76.22 $82.09 $63.91 $51.88 $44.02 $8.18 $7.91 $4.15 $3.40 Delta (8/30 vs. 5/24): ($1.20) ($1.30) ($1.48) ($1.83) ($1.63) ($1.44) ($1.28) ($0.22) ($0.07) ($0.09) ($0.17) Strip (1) Illustrative midpoint is not equidistant between low/high given assumptions on WACC/exit multiple. 5 (2) For comparative purposes, defined as Cash Flow from Operations less Capital Expenditures, excluding acquisition Capital Expenditures. Source: Alpha management guidance, FactSet, Wall Street research.

Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only Discounted Cash Flow Analysis Bridge | Then vs. Now Assumes 9.75% - 11.50% WACC and 3.5x - 5.0x terminal EBITDA multiple DCF Analysis Bridge $77.70 $76.22 Net decrease of $1.30/sh. at midpoint (1) $62.82 (1) ($5.17) $61.52 +$3.87 $54.31 $53.11 Share Price @ 5/24 Strip Value Attributable to Change in Oil Value Attributable to Change in Gas Share Price @ 8/30 Strip Prices Prices 6 (1) Illustrative midpoint is not equidistant between low/high given assumptions on WACC/exit multiple. Source: Alpha Management, Intrepid estimates.

Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only

CONFIDENTIAL

Comparable Company Trading Analysis

($bn, except per share data)	Share Price	Market Cap	TEV	TEV / EBITDA 2022E	TEV / EBITDA 2023E	Price / CF / Share 2022E	Price / CF / Share 2023E	FCF Yield[(1)] 2022E	FCF Yield[(1)] 2023E	Net Debt / 2022E EBITDA
EOG Resources	$122.91	$72.0	$74.1	4.7x	4.5x	5.7x	5.2x	11.1%	11.8%	0.1x
Pioneer Natural Resources	242.00	60.9	62.2	4.5x	5.0x	4.9x	5.8x	14.2%	10.2%	0.1x
Devon Energy Corporation	69.07	45.2	51.0	4.7x	4.5x	4.8x	4.8x	15.1%	14.2%	0.5x
Hess Corporation	123.70	38.3	48.5	7.4x	6.2x	7.8x	6.7x	5.7%	6.2%	1.0x
Coterra Energy	30.06	30.6	32.5	4.6x	5.1x	5.3x	5.8x	13.4%	11.3%	0.3x
Diamondback Energy	134.71	23.9	31.8	4.2x	4.5x	3.7x	4.1x	18.9%	15.6%	0.7x
Marathon Oil Corporation	26.49	17.9	21.1	3.5x	3.9x	3.2x	3.7x	24.1%	19.0%	0.5x
APA Corp.	39.11	12.8	18.8	2.6x	2.6x	2.5x	2.6x	25.5%	22.9%	0.7x
Ovintiv Inc	51.66	13.1	17.0	3.6x	2.9x	3.0x	2.3x	20.0%	28.2%	0.8x
Mean (9 Companies)				**4.4x**	**4.4x**	**4.5x**	**4.5x**	**16.4%**	**15.5%**	**0.5x**
Median (9 Companies)				**4.5x**	**4.5x**	**4.8x**	**4.8x**	**15.1%**	**14.2%**	**0.5x**
Alpha | Current (Consensus)	**$69.73**	**$25.3**	**$31.5**	**3.8x**	**4.0x**	**3.5x**	**3.9x**	**17.3%**	**13.4%**	**0.7x**
Alpha | Current (Management)	**$69.73**	**$25.3**	**$31.5**	**3.8x**	**4.0x**	**3.7x**	**3.7x**	**16.4%**	**13.4%**	**0.7x**
Alpha | 8/30 Offer (Consensus)	**$71.50**	**$26.0**	**$32.1**	**3.9x**	**4.1x**	**3.6x**	**4.0x**	**16.9%**	**13.1%**	**0.7x**
Alpha | 8/30 Offer (Management)	**$71.50**	**$26.0**	**$32.1**	**3.9x**	**4.1x**	**3.8x**	**3.8x**	**16.0%**	**13.1%**	**0.7x**
Alpha | 9/2 Counter (Consensus)	**$75.75**	**$27.5**	**$33.7**	**4.0x**	**4.3x**	**3.8x**	**4.3x**	**15.9%**	**12.4%**	**0.7x**
Alpha | 9/2 Counter (Management)	**$75.75**	**$27.5**	**$33.7**	**4.1x**	**4.3x**	**4.0x**	**4.0x**	**15.1%**	**12.4%**	**0.7x**

Better multiple/yield than $71.50 at current strip

Worse multiple/yield than $71.50 at current strip

Note: Market data as of September 13, 2022. Balance sheet data as of June 30, 2022.
(1) Free cash flow defined as Cash Flow from Operations less Capital Expenditures, excluding acquisition Capital Expenditures.
Source: Company disclosure, FactSet.

INTREPID | 7

Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only Trading Multiples | Alpha at Various Prices vs. Peers Alpha metrics reflect management guidance and August 30, 2022 NYMEX strip commodity prices TEV / 2023E EBITDAX (x) 6.2x Equates to a 4.1x multiple using consensus estimates 5.1x 5.0x 4.5x Peer Median: 4.5x 4.5x 4.5x 4.2x 4.2x 4.1x 4.1x 3.9x 2.9x 2.6x APA OVV MRO Alpha @ Alpha @ Alpha @ Alpha @ EOG FANG DVN PXD CTRA HES $71.50/Sh. $73.00/Sh. $74.00/Sh. $75.00/Sh. Price / 2023E Cash Flow / Share (x) 6.7x Equates to a 4.0x multiple 5.8x 5.8x using consensus estimates 5.2x Peer Median: 4.8x 4.8x 4.1x 4.0x 4.0x 3.9x 3.8x 3.7x 2.6x 2.3x OVV APA MRO Alpha @ Alpha @ Alpha @ Alpha @ FANG DVN EOG CTRA PXD HES $71.50/Sh. $73.00/Sh. $74.00/Sh. $75.00/Sh. 8 Note: Market data as of September 13, 2022. Source: FactSet, Public disclosure, Alpha Management, Intrepid estimates.

Internal Use Only – Privileged and Confidential Draft – Subject to Material Change – For Discussion Purposes Only Analysis at Various Prices ($bn, unless otherwise noted) Illustrative Share Price Range 8/30 (1) Current 9/2 Counter Precedent Transactions Proposal Metric $69.73 $71.50 $72.00 $72.50 $73.00 $73.50 $74.00 $74.50 $75.00 $75.75 Low Median High Share Price Premium to Current $69.73 0.0% 2.5% 3.3% 4.0% 4.7% 5.4% 6.1% 6.8% 7.6% 8.6% -- -- -- Premium to VWAP Since Proposal $67.81 2.8% 5.4% 6.2% 6.9% 7.6% 8.4% 9.1% 9.9% 10.6% 11.7% -- -- -- Premium to High Since Proposal (6/14/22) $74.22 (6.0%) (3.7%) (3.0%) (2.3%) (1.6%) (1.0%) (0.3%) 0.4% 1.1% 2.1% -- -- -- Premium to Low Since Proposal (7/12/22) $62.96 10.8% 13.6% 14.4% 15.2% 15.9% 16.7% 17.5% 18.3% 19.1% 20.3% -- -- -- Premium to Intraday High Since Proposal (6/14/22) $75.49 (7.6%) (5.3%) (4.6%) (4.0%) (3.3%) (2.6%) (2.0%) (1.3%) (0.6%) 0.3% -- -- -- Premium to Intraday Low Since Proposal (7/6/22) $60.71 14.9% 17.8% 18.6% 19.4% 20.2% 21.1% 21.9% 22.7% 23.5% 24.8% -- -- -- Premium to Unaffected Price (6/13/22) $64.50 8.1% 10.9% 11.6% 12.4% 13.2% 14.0% 14.7% 15.5% 16.3% 17.4% 2.4% 44.2% 130.8% Premium to Unaffected 10-Day VWAP $69.53 0.3% 2.8% 3.5% 4.3% 5.0% 5.7% 6.4% 7.1% 7.9% 8.9% 9.2% 45.3% 148.5% Premium to Unaffected 20-Day VWAP $66.00 5.6% 8.3% 9.1% 9.8% 10.6% 11.4% 12.1% 12.9% 13.6% 14.8% 12.0% 41.6% 157.7% Premium to Unaffected 30-Day VWAP $63.21 10.3% 13.1% 13.9% 14.7% 15.5% 16.3% 17.1% 17.9% 18.7% 19.8% 10.3% 44.3% 160.1% Premium to Unaffected 90-Day VWAP $59.41 17.4% 20.3% 21.2% 22.0% 22.9% 23.7% 24.5% 25.4% 26.2% 27.5% (9.9%) 37.7% 182.6% Premium to Unaffected YTD 2022 VWAP $57.98 20.3% 23.3% 24.2% 25.0% 25.9% 26.8% 27.6% 28.5% 29.4% 30.7% -- -- -- Premium to Unaffected LTM VWAP $49.32 41.4% 45.0% 46.0% 47.0% 48.0% 49.0% 50.0% 51.1% 52.1% 53.6% -- -- -- Prem. to Unaffected 52-Week High (6/7/22) $72.65 (4.0%) (1.6%) (0.9%) (0.2%) 0.5% 1.2% 1.9% 2.5% 3.2% 4.3% (80.8%) 6.3% 42.5% Prem. to Unaffected 52-Week Low (7/19/21) $32.02 117.8% 123.3% 124.9% 126.4% 128.0% 129.5% 131.1% 132.7% 134.2% 136.6% 24.7% 75.3% 580.6% Prem. to All Time High (8/29/14) $80.65 (13.5%) (11.3%) (10.7%) (10.1%) (9.5%) (8.9%) (8.2%) (7.6%) (7.0%) (6.1%) (+) Value of Sponsor and Affiliates 299.7 Shares $20.9 $21.4 $21.6 $21.7 $21.9 $22.0 $22.2 $22.3 $22.5 $22.7 (+) Value of Unaffiliated Owners 63.3 Shares 4.4 4.5 4.6 4.6 4.6 4.7 4.7 4.7 4.7 4.8 Market Capitalization 363.0 Shares $25.3 $26.0 $26.1 $26.3 $26.5 $26.7 $26.9 $27.0 $27.2 $27.5 (+) Current Net Debt / Other 6.2 6.2 6.2 6.2 6.2 6.2 6.2 6.2 6.2 6.2 Total Enterprise Value $31.5 $32.1 $32.3 $32.5 $32.7 $32.9 $33.0 $33.2 $33.4 $33.7 (2) Peers Per Consensus Estimates Metric Low Median High TEV / 2022E EBITDAX $8.3 3.8x 3.9x 3.9x 3.9x 3.9x 3.9x 4.0x 4.0x 4.0x 4.0x 2.6x 4.5x 7.4x TEV / 2023E EBITDAX $7.8 4.0x 4.1x 4.1x 4.2x 4.2x 4.2x 4.2x 4.3x 4.3x 4.3x 2.6x 4.5x 6.2x 2022E Price / Operating CF $7.2 3.5x 3.6x 3.7x 3.7x 3.7x 3.7x 3.8x 3.8x 3.8x 3.8x 2.5x 4.8x 7.8x 2023E Price / Operating CF $6.4 3.9x 4.0x 4.1x 4.1x 4.1x 4.1x 4.2x 4.2x 4.2x 4.3x 2.3x 4.8x 6.7x (3) 2022E FCF Yield $4.4 17.3% 16.9% 16.7% 16.6% 16.5% 16.4% 16.3% 16.2% 16.1% 15.9% 5.7% 15.1% 25.5% (3) 2023E FCF Yield $3.4 13.4% 13.1% 13.0% 12.9% 12.8% 12.7% 12.7% 12.6% 12.5% 12.4% 6.2% 14.2% 28.2% (2) Peers Mgmt. - Strip as of 8/30/22 Metric Low Median High TEV / 2022E EBITDAX $8.2 3.8x 3.9x 3.9x 4.0x 4.0x 4.0x 4.0x 4.1x 4.1x 4.1x 2.6x 4.5x 7.4x TEV / 2023E EBITDAX $7.9 4.0x 4.1x 4.1x 4.1x 4.1x 4.2x 4.2x 4.2x 4.2x 4.3x 2.6x 4.5x 6.2x 2022E Price / Operating CF $6.8 3.7x 3.8x 3.8x 3.8x 3.9x 3.9x 3.9x 4.0x 4.0x 4.0x 2.5x 4.8x 7.8x 2023E Price / Operating CF $6.8 3.7x 3.8x 3.8x 3.9x 3.9x 3.9x 4.0x 4.0x 4.0x 4.0x 2.3x 4.8x 6.7x (3) 2022E FCF Yield $4.2 16.4% 16.0% 15.9% 15.8% 15.7% 15.6% 15.5% 15.4% 15.2% 15.1% 5.7% 15.1% 25.5% (3) 2023E FCF Yield $3.4 13.4% 13.1% 13.0% 12.9% 12.8% 12.7% 12.7% 12.6% 12.5% 12.4% 6.2% 14.2% 28.2% Note: Market data as of September 13, 2022. Balance sheet data as of June 30, 2022. Assumes June 13, 2022 as the unaffected price date. (1) Reflects all-cash transactions since January 2009 in which the acquiror owned at least 50% in aggregate voting power. (2) Peers includes APA, CTRA, DVN, EOG, FANG, HES, MRO, OVV, and PXD. 9 (3) Free cash flow defined as Cash Flow from Operations less Capital Expenditures, excluding acquisition Capital Expenditures. Source: Company disclosure, FactSet.

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